EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
3/17/2014	Purchase	$9.9247	1	40869
3/18/2014	Purchase	$9.9920	2	39953
3/19/2014	Purchase	$9.7888	3	41000
3/20/2014	Purchase	$9.6683	4	39000
3/21/2014	Purchase	$9.2904	5	35000
3/24/2014	Purchase	$8.6706	6	45500
3/25/2014	Purchase	$8.6385	7	39570
3/26/2014	Purchase	$8.5875	8	49000
3/27/2014	Purchase	$8.4933	9	43544
3/28/2014	Purchase	$8.5510	10	41333
3/31/2014	Purchase	$8.9240	11	51067
4/1/2014	Purchase	$9.4641	12	45500
4/2/2014	Purchase	$9.7740	13	35959
4/3/2014	Purchase	$9.4506	14	51444
4/4/2014	Purchase	$9.3150	15	57639
4/7/2014	Purchase	$8.9272	16	27500
4/8/2014	Purchase	$8.8034	17	27383
4/9/2014	Purchase	$8.8746	18	28100
4/10/2014	Purchase	$8.4469	19	32500
4/11/2014	Purchase	$8.2292	20	30000
4/14/2014	Purchase	$7.8323	21	31316
4/15/2014	Purchase	$7.6120	22	16015
4/16/2014	Purchase	$8.0051	23	15500
4/17/2014	Purchase	$8.2477	24	28777
4/21/2014	Purchase	$8.5048	25	21800
4/22/2014	Purchase	$8.5469	26	29000
4/23/2014	Purchase	$8.0188	27	31959
4/24/2014	Purchase	$7.9564	28	30253
4/25/2014	Purchase	$7.8038	29	32000
4/28/2014	Purchase	$7.5667	30	38105
4/29/2014	Purchase	$7.6205	31	33500
4/30/2014	Purchase	$7.9158	32	19585
5/1/2014	Purchase	$8.1319	33	25002
5/2/2014	Purchase	$8.0584	34	31600
5/5/2014	Purchase	$7.9822	35	38285
5/6/2014	Purchase	$7.8333	36	18000
5/7/2014	Purchase	$7.5702	37	39582
5/8/2014	Purchase	$7.4940	38	27807
5/9/2014	Purchase	$7.6038	39	39814
5/12/2014	Purchase	$7.7516	40	34506
5/13/2014	Purchase	$7.7770	41	38183

1 This transaction was executed in multiple trades at prices ranging from $9.87 – 9.99.
2 This transaction was executed in multiple trades at prices ranging from $9.91 – 10.00.
3 This transaction was executed in multiple trades at prices ranging from $9.70 – 9.85.
4 This transaction was executed in multiple trades at prices ranging from $9.63 – 9.76.
5 This transaction was executed in multiple trades at prices ranging from $9.14 – 9.49.
6 This transaction was executed in multiple trades at prices ranging from $8.59 – 8.75.
7 This transaction was executed in multiple trades at prices ranging from $8.58 – 8.92.
8 This transaction was executed in multiple trades at prices ranging from $8.50 – 8.75.
9 This transaction was executed in multiple trades at prices ranging from $8.36 – 8.40.
10 This transaction was executed in multiple trades at prices ranging from $8.52 – 8.58.
11 This transaction was executed in multiple trades at prices ranging from $8.87 – 8.97.
12 This transaction was executed in multiple trades at prices ranging from $9.15 – 9.63.
13 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
14 This transaction was executed in multiple trades at prices ranging from $9.27 – 9.68.
15 This transaction was executed in multiple trades at prices ranging from $9.14 – 9.61.
16 This transaction was executed in multiple trades at prices ranging from $8.81 – 9.25.
17 This transaction was executed in multiple trades at prices ranging from $8.73 – 8.86.
18 This transaction was executed in multiple trades at prices ranging from $8.79 – 8.90.
19 This transaction was executed in multiple trades at prices ranging from $8.36 – 8.64.
20 This transaction was executed in multiple trades at prices ranging from $8.10 – 8.31.
21 This transaction was executed in multiple trades at prices ranging from $7.70 – 8.04.
22 This transaction was executed in multiple trades at prices ranging from $7.28 – 7.85.
23 This transaction was executed in multiple trades at prices ranging from $7.90 – 8.10.
24 This transaction was executed in multiple trades at prices ranging from $8.15 – 8.30.
25 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
26 This transaction was executed in multiple trades at prices ranging from $8.37 – 8.62.
27 This transaction was executed in multiple trades at prices ranging from $7.97 – 8.07.
28 This transaction was executed in multiple trades at prices ranging from $7.75 – 8.08.
29 This transaction was executed in multiple trades at prices ranging from $7.71 – 7.89.
30 This transaction was executed in multiple trades at prices ranging from $7.29 – 7.68.
31 This transaction was executed in multiple trades at prices ranging from $7.57 – 7.70.
32 This transaction was executed in multiple trades at prices ranging from $7.45 – 8.13.
33 This transaction was executed in multiple trades at prices ranging from $8.06 – 8.35.
34 This transaction was executed in multiple trades at prices ranging from $7.99 – 8.11.
35 This transaction was executed in multiple trades at prices ranging from $7.92 – 8.00.
36 This transaction was executed in multiple trades at prices ranging from $7.73 – 7.88.
37 This transaction was executed in multiple trades at prices ranging from $7.45 – 7.63.
38 This transaction was executed in multiple trades at prices ranging from $7.3050 – 7.72.
39 This transaction was executed in multiple trades at prices ranging from $7.23 – 7.75.
40 This transaction was executed in multiple trades at prices ranging from $7.55 – 7.86.
41 This transaction was executed in multiple trades at prices ranging from $7.44 – 7.82.